UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2015 (May 4, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Bridge Bank Financing Agreement Amendment

On May 4, 2015, Sysorex Global Holdings Corp. (the “Company”), and its U.S. wholly-owned subsidiaries, entered into amendment number four (the “Amendment”), effective as of April 29, 2015, to that certain business financing agreement, dated March 13, 2013, as amended (the “Agreement”), with Bridge Bank, N.A. (the “Lender”) to (i) increase the revolving line of credit from $6,000,000 to $10,000,000 (the “Facility”), (ii) add the Company, and its other subsidiaries, Sysorex Federal, Inc., Shoom, Inc., and AirPatrol Corporation, as Borrowers (as defined in the Agreement) under the Facility; and (iii) extend a new term loan to the Borrowers in the amount of $2,000,000 (the “New Term Advance”). The maturity dates of the Revolving Advances (as defined in the Agreement) and the New Term Advance have been extended to April 29, 2017 and April 29, 2018, respectively.

The Amendment also amended certain other reporting requirements and financial covenants required by the Agreement, including but not limited to (i) requiring a minimum unrestricted cash balance with the Lender of no less than $1,000,000, tested at the end of each month and (ii) revising the projected adjusted EBITDA requirements. The Lender holds a security interest in all of the Company’s and its subsidiaries’ assets, other than excluded and future projects.

Events of default under the Agreement, which may result in the acceleration of, or permit the Lender to accelerate, as applicable, required payments and which would increase the Finance Charge Percentage (as defined in the Agreement) by 5.00% per annum automatically, include, but are not limited to the following: failure to make a payment under the Agreement, a material adverse change to any Borrower, failure to comply with any covenant in the Agreement, any default under agreements connected to the Agreement, any judgments or arbitrations awards entered against any Borrower in excess of $100,000 not paid within 15 days of such judgement or award, specified events of bankruptcy or insolvency, a change of control or certain change in the Company’s management, or the failure to meet the conditions of, or fail to perform any obligation under, any term of the Agreement not specifically referred to above.

The description of the Amendment herein is not complete and is qualified by the full text of such Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The description of the Agreement is qualified in its entirety by the full text of the Agreement, which was attached as Exhibit 4.2 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on August 12, 2013.

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2015, the Company issued a press release regarding its financial results for the quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also announced that a conference call to discuss these results is scheduled for 4:30 p.m. Eastern Time on May 7, 2015. The conference call can be accessed live over the telephone by dialing 1-866-652-5200. International callers should call +1-412-317-6060. All callers should ask for the Sysorex Global Holdings Corp. conference call. The conference call will also be available through a live webcast at www.sysorex.com.

A replay of the call will be available approximately one hour after the end of the call through June 8, 2015. The replay can be accessed via the Company’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10065211.

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The information in this Item 2.02, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The information described in Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment Number Four To Business Financing Agreement (The exhibit has been omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company will furnish a supplemental copy of any the omitted exhibit to the SEC upon request).

99.1	Press Release dated May 7, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Date: May 7, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Amendment Number Four To Business Financing Agreement (The exhibit has been omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company will furnish a supplemental copy of any the omitted exhibit to the SEC upon request).

99.1	Press Release dated May 7, 2015.

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